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                                                                    EXHIBIT 99.4

                         BLUE RIDGE REAL ESTATE COMPANY
                             BIG BOULDER CORPORATION

                      SHARES OF THE COMPANY'S COMMON STOCK

                    OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO
                      HOLDERS OF RECORD OF COMMON STOCK OF
               BLUE RIDGE REAL ESTATE AND BIG BOULDER CORPORATION

                       _____________________________, 2005

To Our Clients:

      Enclosed for your consideration is a Prospectus, dated _________ __, 2005 (the "Prospectus"), and the "Instructions for Use of Blue Ridge and Big Boulder Rights Subscription Certificates" relating to the offering (the "Rights Offering") by Blue Ridge Real Estate Company and Big Boulder Corporation (collectively, the "Company") of subscription rights ("Rights") distributed to the holders of record of the Company's common stock as of the close of business on _________ (the "Record Date") to subscribe for and purchase shares of the Company's common stock, without par value, stated value $____ per combined share. The Rights are described in detail in the Company's Prospectus dated ________ __, 2005 (the "Prospectus"), which is attached.

      In the Rights Offering, the Companies are offering shares of their common stock (the "Underlying Shares"), as described in the Prospectus.

      The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on _________, 2005, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Time").

      As described in the accompanying Prospectus, you will receive one Right for every ________ shares of the Company's common stock held on the Record Date. Each Right will entitle you to subscribe for one share of our common stock (the "Basic Subscription Privilege") at a subscription price of $_____ per share, payable in cash (the "Subscription Price").

      In addition, each holder of Rights who exercises his or her Basic Subscription Privilege in full will be eligible to subscribe (the
"Over-Subscription Privilege") at the same cash price of $________ per share for shares of our common stock that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Privilege (the "Excess Shares"), subject to availability and pro ration as described below.

      The Over-Subscription Privilege gives a holder of Rights the opportunity to purchase additional shares in the event that other shareholders do not exercise all of their Basic Subscription Privileges. The Over-Subscription Privilege entitles each Rights holder to subscribe for additional shares at a Subscription Price of $____ per share, not to exceed the number of shares available for purchase by the Rights holder under the Basic Subscription Privilege, subject to proration. If there are not enough shares available to fill all subscriptions for additional shares, the available shares will be allocated pro rata based on the ratio that the number of available shares bears to the total number of shares that are the subject of over-subscription requests.

      The Over-Subscription Privilege will only be available to a holder of Rights if (1) other Company shareholders do not fully exercise their Basic Subscription Privileges and (2) the holder of Rights exercises his or her rights pursuant to the Basic Subscription Privilege. Although each holder of Rights is guaranteed the right, pursuant to his or her Basic Subscription Privilege, to purchase that number of

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shares equal to the number of Rights received in the offering, the holder may not be able to purchase any of the shares that he or she seeks to purchase pursuant to the Over-Subscription Privilege. The actual number of shares available for purchase pursuant to each Rights holder's Over-Subscription Privilege will depend upon whether the holder fully exercises his or her Basic Subscription Privilege and the number of shares purchased by the other Record Holders pursuant to their Basic Subscription Privileges, but in no event will that number exceed the number of shares available to each Record Holder for purchase under his or her Basic Subscription Privilege. See "The Rights Offering -- Over-Subscription Privilege."

      The Rights will be evidenced by non-transferable Rights certificates (the "Rights Subscription Certificates") registered in your name or the name of your nominee and will be null and void and cease to have value at or after the Expiration Time.

      The materials enclosed are being forwarded to you as the beneficial owner of the Common Stock carried by us in your account but not registered in your name. Exercises of Rights may be made only by us as the record owner and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of the Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Rights.

      Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at the Expiration Time. Once you have exercised your Basic Subscription Privilege and your Over-Subscription Privilege, such exercise may not be revoked.

      If you wish to have us, on your behalf, exercise the Rights for any shares of the Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO HSBC BANK USA, NATIONAL ASSOCIATION, THE SUBSCRIPTION AGENT FOR THE RIGHTS OFFERING, AT (800) 662-9844.

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                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering (the "Rights Offering") by Blue Ridge Real Estate Company ("Blue Ridge") and Big Boulder Corporation ("Big Boulder") (collectively, the "Company") of subscription rights ("Rights") distributed to the holders of record of combined shares of common stock of the Company as of the close of business on ____________ (the "Record Date") to subscribe for and purchase shares of the Company's common stock, without par value. The Rights are described in detail in the Company's Prospectus dated ________ __, 2005 (the "Prospectus"), which is attached.

      This will instruct you whether to Exercise Rights to purchase shares of the Company's common stock with respect to the shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions for Use of Blue Ridge and Big Boulder Rights Subscription Certificates."

Box 1.     [ ]     Please DO NOT EXERCISE RIGHTS for shares of common stock.
Box 2.     [ ]     Please EXERCISE RIGHTS for shares of common stock.

                                        NUMBER               SUBSCRIPTION
                                      OF RIGHTS                 PRICE                      PAYMENT
                                      ---------              ------------                  -------
Basic Subscription Right:          ______________   X           $  [___]        = $ (Line 1)
Over-Subscription Right:           ______________   X           $  [___]        = $ (Line 2)
                                                                                = $ (Sums of Lines 1 and 2; must
Total Payment Required:                                                         equal total of amounts in
                                                                                Boxes 3 and 4.)

Box 3.     [ ]     Payment in the following amount is enclosed $ _________.
Box 4.     [ ]     Please deduct payment from the following account maintained by you as follows:

___________________________________           __________________________________
Type of Account                               Account No.

Amount to be deducted: $ ________________

                                             SIGNATURE(S)
                                             Please type or print name(s) below:

                                             ___________________________________

                                             ___________________________________

Date: _________, 2005